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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: September 19, 2000

                        (Date of Earliest Event Reported)

                              FOODVISION.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                  0-28521                               58-2466626
         (Commission File Number)           (I.R.S. Employer Identification No.)

             2275 Northwest Parkway
                  Suite 150 A
               Marietta, Georgia                             30067
    (Address of Principal Executive Offices)              (Zip Code)


                                 (770) 690-8385
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

         On July 11, 2000 Foodvision.com entered into an agreement where it will provide iWon.com with both exclusive and shared content for its new food channel. Foodvision.com's "Ask the Chef", "Ask the Wine Expert", (users ask questions directly to both Foodvision.com's in-house corporate chef and wine expert respectively, with guaranteed answers within 24-48 hours), will be integrated and co-branded as exclusive content on iWon.com's food channels. Foodvision.com will also provide its extensive recipe database, cooking resources, and a cyber-enriched shopping center as part of iWon.com's and Foodvision.com's shared-content agreement. This partnering is expected to bolster Foodvision.com's exhibited robust growth and brand penetration in the marketplace.

         It is anticipated that through this alliance, iWon.com can now provide its users with highly diverse and content rich information on everything food-related to both its consumer and professional visitors. Access to the Internet's one-stop food portal opens up a whole new world of food to iWon.com's users.

         According to www.MediaMetrix.com, June 2000, iWon.com.com ranks #25 in the top 50 US web and digital properties for 2000 for the month of June. Launched only ten months ago, iWon currently attracts one out of every nine people who visit the Web from work, and one out of every ten people who visit the web from home. iWon has also been ranked #1 in User Satisfaction among the leading search engines and portal sites (NPD Search and Portal Tracking Study). iWon.com provides users with world-class content and functionality with leading partners such as Associated Press, CBS, Inktomi, CBS MarketWatch, RealNames, Reuters, TheStreet.com, Travelocity, and WeatherNews Inc.

         The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements, including, but not limited to, deployment of new services, growth of the customer base, and growth of the service area, among other items. Actually results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing, or other factors. Deviation may result from risk, uncertainties, including, without limitation, our Company's dependence on third parties, market conditions for the sale of services, technical factors affecting networks, availability of capital, and other risk and uncertainties. The Company disclaims any obligation to update information contained in any forward-looking statements.

         In our 8-Kdated August 3, 2000, we stated that we would provide PRO FORMA financial statements with respect to our merger with Glue Acquisition Corp. Inc. ("Glue"). Glue, which was a wholly-owned subsidiary of Foodvision with no prior operations, had previously purchased certain software from eDigital Markets.com, Inc. ("eDigital"), as more fully disclosed in that earlier 8-K.

         Subsequent to the merger, our accountants advised us that since the merger was with a wholly-owned subsidiary with no prior operations, the transaction would not constitute the "acquisition of a business" as that concept is contemplated by the Commission's accounting regulations. This, in turn, we were advised, meant that we would not be required to prepare and file the audited PRO FORMA financial statements which otherwise might normally be required. Our accountants also indicated that it appeared to them that the the acquisition of the assets (i.e., the software) from edigital might also not constitute the acquisition of a "business", so that, therefore, for that reason as well, we would not be required to prepare audited PRO FORMA financial information.

         Consequently, we will not be filing PRO FORMA audited financial statements with respect to the merger.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.

FOODVISION.COM, INC.

Dated: September 19, 2000                         By: /s/ PAUL R. SMITH
                                                      ---------------------
                                                      Paul R. Smith, Chairman,
                                                      CEO and President


Dated: September 19, 2000                        By: /s/ RAJ KALRA
                                                      ---------------------
                                                      Raj Kalra, Director,
                                                      Chief Operating Officer